EXHIBIT 10.21

Fuzhou Melbourne Polytechnic

Information Engineering Experiment and Training Center

International Leisure and Hotel Laboratory Project Agreement

Party A: Fuzhou Melbourne Polytechnic

Address: No. 199, Xiyuangong Road, Minhou College Town, Fuzhou

Tel: 0591-83761763

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Address: Huateng Century Park Headquarters, Building A, Level 2, Beijing

Tel: 010-65978118

I. General Provisions

1. Introduction to Party A

Fuzhou Melbourne Polytechnic is an international institute of higher education as jointly established by Minjiang University and Australian Melbourne Polytechnic, and is the only Sino-foreign cooperative schooling institute of Fujian Province implementing higher qualification education with the approval of the Ministry of Education of China, and has 18 years’ history of Sino-foreign cooperative schooling. In January 2017, Fuzhou Melbourne Polytechnic becomes the college with independent legal person qualification through the formal written reply of the Ministry of Education, and becomes the 12th independent Sino-foreign cooperative schooling institute in China and the first independent Sino-foreign cooperative schooling institute in Fujian Province.

2. Introduction to Party B

China Liberal (Beijing) Education Technology Co., Ltd. is an international education institution sponsored by senior education person and jointly established by the core teams in the fields of international cooperative schooling, international art education and international academic exchange, integrating Sino-foreign cooperative schooling, dispatch of foreign talents and research and development online platform, with its HQ in Hong Kong and business covering Beijing, Shanghai, Fujian, Wuhan, Chengdu, Zhengzhou, Shijiazhuang, Xi’an, as well as America, Australia, Italy, Span, Germany, France, etc. So Far, the Group has established cooperation relationship with many domestic colleges and universities, and provides smart campus solutions for the cooperation projects of colleges and universities, including multimedia classroom building, teaching affairs management, IOT, mobile teaching products, etc.

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3. Tenet of Cooperation

Since the 18th National Congress of the Communist Party of China, education informatization meets the great historical development opportunities; in the letter of congratulation of Chairman Xi Jinping to the First International Conference On ICT in Education “actively promoting the innovative development integrating information and education”, “building network, digital, personalized and life-long education system” with education informatization, constructing the learning society of “every person can learn at any time in any place”, cultivating a large batch of innovation talents”, “persistently promoting education informatization and trying to enlarge the coverage of good quality educational resources by means of informatization”, which indicates the objective, direction and channel of education informatization work. The Ministry of Education has indicated for many times that the extensive use of rising information technology in education, such as cloud computing, IOT, virtual reality and big data, etc, promotes the transformation of educational mode, teaching method and schooling method; we shall attach importance to and support the development of informatization teaching equipment and encourage to explore and build smart campus.

Now therefore, Party A and Party B have entered into the following agreement through full investigation and negotiation in respect of Party B participating in Information Engineering Experiment and Training Center and International Leisure and Hotel Laboratory construction of Fuzhou Melbourne Polytechnic:

II. Information Engineering Experiment and Training Center

(I) Construction goal

1. It meets the experimental and practical teaching needs of computer application technology, big data technology and application, cloud computing technology and application, Internet of Things application technology, information security and management and other majors, computer network technology-related courses and general basic computer courses;

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2. It provides basic conditions for the implementation of “1+X” certificate system;

3. Provide experimental training conditions for students to participate in relevant national and provincial skill competitions;

4. To provide necessary conditions for the construction of high-level specialized groups;

5. To create the basic conditions for Party A to upgrade from college to university.

(II) General schedule of construction plan of Information Engineering Experiment and Training Center

Serial Number	Name	Planed Completion Time	Budget ( Ten thousand RMB)	Area（m2）
1	Computer Network Training Room	September, 2019	270.48	164.82
2	IoT Training Room	March, 2020	95.07	130
3	Innovation and Entrepreneurship Lab	September, 2019	67.62	108
4	Big Data & Cloud Computing Training Room	December, 2019	300.00	162
5	Smart Classroom	September, 2019	11.83
6	Decoration (including design fee)	September, 2019	196.26
7	Furniture	September, 2019	40.68
8	Corollary Equipment	September, 2019	28.16
9	Artificial Intelligence	August, 2020	48.02
Total			1058.12	565

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(III) Computer Network Training Room General schedule

1. Floor Plan

Remark: Construction area：13.4×12.3=164.82 ㎡

2. Construction plan

(1) It is planned to build a total of 8 training groups, each group is equipped with 6+2 (6 student seats + cabinet) island desk, each group is equipped with 6 computers, which can be used by 6 students;

(2) Each Cabinet includes 1 export gateway, 1 firewall, 1 user behavior management and audit system, 2 routers, 2 Three-layer sink switch, 2 Two-layer access switch, 1 wireless controller, 2 wireless AP, 1 set Rack control and management system, 2 topological connectors, 1 common network cabinets etc.;

(3) Local area network (LAN) includes 1 Interconnected core switch, 2 Interconnection access switch, 1 Laboratory exit gateway, 2 set Wireless geological prospecting training systems, 1 Server cabinet etc.;

(4) Projector, central control, speakers, microphone and other multimedia equipment and blackboard;

(5) Lockers.

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3. Equipment List and Price

See Attachment 1 “Equipment List of Computer Network Training Room”

(IV) IoT Training Room

1. Floor Plan

 Remark: Construction area: 10.6×12.3=130.38 ㎡

2. Construction plan

(1) 6 rows ×10 desks/row =60 sets includes 60 PCs, 50 IoT experiment boxes, 2 oscilloscopes, 30 multimeters, 10 electric soldering irons;

(2) Each desk 90cm(Length) * 60cm(Width). Each desk is divided into three layers, storing the keyboard, experiment box and monitor respectively.

(3) Two 24 port switches and one 16 port switches constitute a local area network.

(4) Projector, central control, speakers, microphone and other multimedia equipment and blackboard.

(5) Lockers.

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3. Equipment List and Price

See Attachment 2 “Equipment List of IoT Training Room”

(V) Innovation and Entrepreneurship Lab

1. Floor Plan

 Remark: Construction area: 12×9=108㎡

2. Construction plan

(1) To build 4 to 5 skill competition groups;

(2) Computers, desks, chairs and other equipment in Multimedia Art Lab will be moved into the Innovation and Entrepreneurship Lab;

(3) 2 sets IoT basic experimental equipment, 5 sets IoT industrial application equipment (including Experimental sensing platform, smart home platform, industry-based training platform, smart agriculture platform, smart logistics platform) and 2 sets IoT Industry comprehensive application equipment;

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(4) Common tools;

(5) Working table;

(6) Blackboard;

(7) Lockers.

3. Equipment List and Price

See Attachment 3 “Equipment List of Innovation and Entrepreneurship Lab”

(VI) Big Data & Cloud Computing Training Room

1. Floor Plan

Remark: Construction area: S1：Device storage room，9×3.7=33.3 m2

S2：experimental area，14.3×9=128.7 m2

2. Construction plan

(1) In general, the courses refer to the plan of SANGFOR;

(2) On the premise that experiments and training related to big data and cloud computing can be completed, equipment sharing can be achieved as far as possible, such as terminal and network equipment resources, computing resources, storage resources are relatively independent;

(3) 50 to 60 terminals, each terminal includes PC (mainstream products, specific to be determined) and cloud terminal interface box, and they are Switchable;

(4) 1 LCD large screen monitor.

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3. Budget of the Training Room

The total budget of Big Data & Cloud Computing Training Room is 3,000,000 RMB.

(VII) Smart Classroom

See Attachment 4 “Equipment List of Smart Classroom”

(VIII) Decoration

See Attachment 5 “Decoration List of Information Engineering Experiment and Training Center”

(IX) Furniture

See Attachment 6 “Furniture List of Information Engineering Experiment and Training Center”

(X) Corollary Equipment

See Attachment 7 “Corollary Equipment List of Information Engineering Experiment and Training Center”

(XI) Artificial Intelligence Project

See Attachment 8 “Artificial Intelligence Project Equipment List of Information Engineering Experiment and Training Center”

III. International Leisure and Hotel Laboratory

(I) Construction goal

Based on the characteristics of the internationalization of sino-australian cooperation development mode, whole process training mode, open type of innovation and entrepreneurship program for teachers and students, to build an international hotel and leisure laboratory with special characteristics. The level of Laboratory try to achieve the requirements of provincial level.

(II) Basic Plan

1. Two Modules

(1) Hotel module: international hotel (Fifth Floor);

(2) Leisure module: international leisure experience center (Sixth Floor). The leisure center will include three scenes, BNB, hot spring and Golf course.

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2. Two Characteristics

(1) There are 12 functional areas, which include Hotel front office experiment area, catering experiment area, guest room experiment area, sensory experiment area, tea culture experiment area, food preparation laboratory, floral experiment area, PA experiment area, warehouse laboratory, network electrical control laboratory, administrative management experiment area, outdoor leisure experience area.

(2) There are 8 systems, which include the digital expo experience system, the room control system, the multimedia teaching system, the hotel laboratory management platform system, the hotel video monitoring management system, the TV telephone management system, the three-dimensional light particle holographic system, and the hotel laboratory supporting equipment system. This section

(III) Design Requirements

1. Integrity around experiment, teaching, training, visit, experience and other diversified functions;

2. Hardware and software should have novel and special features;

3. Teaching space and activity space should have versatility;

4. All the space and decoration should serve to the comprehensive teaching experiment;

5. To preset outline and scheme for cultural and creative program;

6. To reserve the possibility of further upgrading of the International Leisure and Hotel Laboratory.

(IV) Schedule of Construction Plan

Serial Number	Name	Planed Completion Time	Budget ( Ten thousand RMB)	Area（m2）
1	Equipment (software and hardware)	December, 2019	132.83
2	Decoration	December, 2020	367.17	2350
Total			500

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(V) Construction List of the International Leisure and Hotel Laboratory

See Attachment 9 “Equipment List of the International Leisure and Hotel Laboratory”

See Attachment 10 “Decoration List of the International Leisure and Hotel Laboratory”

IV. Operation and Maintenance

The items specified in this Agreement will be mainly completed in 2019, Party B will provide 3 years project operation and maintenance services hereunder as from 2020. The operation and maintenance services include:

(1) During the warranty period, Party B must provide repair or replacement services free of charge in respect of the hardware failure due to quality problem, wear of consumable part or other non-artificial cause. In respect of the damage of part due to artificial cause, Party B will charge corresponding expenses at cost price.

(2) During the operation and maintenance period, Party B shall guarantee the security of data and timely make backup, so as to avoid any leakage.

(3) In order to ensure the normal and high efficiency use of the system, Party B may, according to the written requirements of Party A, regularly provide the routing inspection and optimization proposal about relevant hardware and software twice a year.

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V. Contract Price and Payment Method

(I) The amount investment of the Information Engineering Experiment and Training Center is RMB 10,581,285; the amount investment of the International Leisure and Hotel Laboratory is RMB 5,000,046; the total investment is RMB 15,581,331. Party A is responsible for proposing the Parameters, performance and other technical requirements of software and hardware equipment. Party B is responsible for the procurement agreement with the manufacturer, and is responsible for the installation of the software and hardware debugging, to ensure that the desired standard. According to the final settlement and payment term specified in this Agreement, Party A shall pay the total price to Party B for the Information Engineering Experiment and Training Center and the International Leisure and Hotel Laboratory.

(II) The operation and maintenance fee of this Agreement is RMB 1,246,506 per year, the total operation and maintenance fee for three years is RMB 3,739,518 in total.

(III) Payment Method

(1) Party A shall pay ￥6,440,283 (in words: RMB six million four hundred and forty thousand two hundred and eighty three) prior to December 20, 2020, which includes contract price ￥5,193,777 (in words: RMB five million one hundred and ninety three thousand seven hundred and seventy seven) and operation and maintenance fee ￥1,246,506 (in words: RMB one million two hundred and forty six thousand five hundred and six).

(2) Party A shall pay ￥6,440,283 (in words: RMB six million four hundred and forty thousand two hundred and eighty three) prior to December 20, 2021, which includes contract price ￥5,193,777 (in words: RMB five million one hundred and ninety three thousand seven hundred and seventy seven) and operation and maintenance fee ￥1,246,506 (in words: RMB one million two hundred and forty six thousand five hundred and six).

(3) Party A shall pay ￥6,440,283 (in words: RMB six million four hundred and forty thousand two hundred and eighty three) prior to December 20, 2022, which includes contract price ￥5,193,777 (in words: RMB five million one hundred and ninety three thousand seven hundred and seventy seven) and operation and maintenance fee ￥1,246,506 (in words: RMB one million two hundred and forty six thousand five hundred and six).

(4) If there is any difference between the final settlement price and the budgeted price, both parties agree to adjust the price agreed herein according to the final settlement price.

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VI. Intellectual Property Right

Party B must guarantee that Party A will not be accused by any third party of infringing patent right, trademark right, industrial design right, etc at the time of using the goods or any part thereof. Any accusation of infringement raised by any third party shall have nothing to do with Party A, and Party B shall negotiate with such third party and assume all possible liabilities and expenses arising therefrom. Party B shall compensate for the losses as suffered by Party A therefore, if any.

VII. Liabilities for Breach

1. If Party B fails to complete the work contents as specified herein according to the provisions of this Agreement (except due to force majeure or Party A’s cause), Party B shall assume corresponding liabilities for breach.

2. If Party A delays in paying any amount, it shall pay a penalty to Party B according to the amount that is late.

VIII. Confidentiality

1. Either party shall strictly keep the trade secrets that it learns from the other party through work or other channel confidential, and shall, without the prior written consent of the other party, not disclose, leak or provide any confidential information that is obtained from the other party to any third party (whether in writing, orally or otherwise).

2. The duties of confidentiality of the Parties hereunder shall survive any suspension, cancellation, dissolution or termination of this Agreement.

IX. Force Majeure

1. In case of any breach due to force majeure, the impacted party shall timely send a notice to the other party stating the cause for non-performance or partial performance. Based on such act, the impacted party is allowed to delay in performing, or to partially perform, or not to perform this Agreement, and shall be exempted from the liabilities for breach in whole or in part according to the reality.

2. For the purpose of this Agreement, force majeure refers to the objective circumstance that is unforeseeable, unavoidable and insuperable, including but not limited to natural disaster such as earthquake, typhoon, flood, fire; governmental act, change of laws and regulations or change of applicability, or any other event that cannot be foreseen, avoided or controlled.

X. Dispute Resolution

Any dispute arising from or relating to this Agreement shall be settled by the Parties through friendly negotiation. In case negotiation fails, either party hereto may lodge a suit to the competent people’s court of the place where Party A is located.

XI Effectiveness

1. This Agreement is made in four originals of the same legal force, two for each party hereto. This Agreement shall become effective upon being signed by the authorized representatives of the Parties.

2. The Parties shall otherwise sign relevant contracts in respect of detailed cooperation affairs according to the principles and provisions as specified in this Agreement.

(No Text Below)

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(This page is the execution page to Fuzhou Melbourne Polytechnic Information Engineering Experiment and Training Center International Leisure and Hotel Laboratory Project Agreement)

Party A: Fuzhou Melbourne Polytechnic

Representative:

Date:

Fuzhou Melbourne Polytechnic (Seal)

Party B: China Liberal (Beijing) Education Technology Co., Ltd.

Representative: (Signature)

Date:

Special Contract Seal of China Liberal (Beijing) Education Technology Co., Ltd. (Seal)

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